UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 23, 2014 (May 22, 2014)

WAYNE SAVINGS BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-23433	31-1557791
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification No.)

151 N. Market St., Wooster, Ohio		44691
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(330) 264-5767

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 22, 2014, Wayne Savings Bancshares, Inc. (the “Company”) held its 2014 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, there were present in person or by proxy 2,284,834 shares of the Company’s common stock, representing 81% of the total outstanding shares entitled to vote. At the Annual Meeting, the Company’s stockholders (i) elected each of the two persons listed below under Proposal 1 to serve as director of the Company for a term that will continue until the 2017 annual meeting of stockholders, (ii) approved a non-binding advisory resolution to approve the compensation of named executive officers, and (iii) ratified the appointment of BKD LLP as the Company’s independent registered public accounting firm for the fiscal period ending December 31, 2014.  Each of the foregoing proposals was set forth and described in the proxy statement of the Company dated April 21, 2014.  The following tables summarize the results of the voting by the Company’s stockholders.

Proposal 1: To elect two (2) directors to serve until the 2017 annual meeting of stockholders.

Nominee	For	Withheld	Broker Non-Votes
Daniel R. Buehler	1,456,888	68,037	759,909
Debra A. Marthey	1,458,963	65,962	759,909

Proposal 2: Advisory vote on executive compensation.

For	Against	Abstain	Broker Non-Votes
1,365,153	74,450	85,322	759,909

Proposal 3: To ratify the appointment of BKD LLP as the Company’s independent registered public accounting firm for the fiscal period ending December 31, 2014.

Number of Votes:
For	Against	Broker Non-Votes	Abstain
2,237,070	17,008	0	30,755

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAYNE SAVINGS BANCSHARES, INC.

DATE: May 23, 2014	By:	/s/ H. Stewart Fitz Gibbon III
H. Stewart Fitz Gibbon III
Executive Vice President
Chief Operating Officer
Chief Risk Officer
Secretary and Treasurer